Exhibit 10.3

SUBORDINATION AGREEMENT

This Subordination Agreement is made as of March 11, 2014 by and among each of the undersigned creditors (individually, a “Creditor” and, collectively, the “Creditors”), BAXANO SURGICAL, INC., a Delaware corporation (“Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (the “Lender”).

Recitals

A.           Borrower has requested and/or obtained certain loans or other credit accommodations from Lender which are or may be from time to time secured by assets and property of Borrower pursuant to the terms of that certain Loan and Security Agreement dated as of December 3, 2013 by and between Borrower and Lender (as may be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”).

B.           Each Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time, subject to the terms of the Loan Agreement.

C.           Each Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to such Creditor arising under those certain Subordinated Convertible Debentures issued by Borrower to the Creditors (the “Subordinated Debentures”), and under the other Transaction Documents referred to in the Subordinated Debentures, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Lender; and (ii) all of such Creditor’s security interests, if any, in Borrower’s property, to all of Lender’s security interests in the Borrower’s property. For purposes hereof, references to the Creditor shall mean the Creditor solely in its capacity as a holder of the Subordinated Debt.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.           Each Creditor hereby acknowledges and agrees that (i) such Creditor does not have any lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the “Collateral” as defined in the Loan Agreement, and (ii) such Creditor shall not take any lien on or security interest in any property of Borrower whether now owned or hereafter acquired, including without limitation, the Collateral. In furtherance of the foregoing, each Creditor hereby subordinates to Lender any security interest or lien that such Creditor may have in any property of Borrower, including without limitation, the Collateral. Notwithstanding the respective dates of attachment or perfection of any security interest of a Creditor and the security interest of Lender, the lien and security interest of Lender in the any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral, shall at all times be senior to the lien and security interest of such Creditor. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.          All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Lender now existing or hereafter arising, together with all reasonable and customary costs of collecting such obligations (including attorneys’ fees), including, without limitation, all stated interest accruing after the commencement by or against Borrower of any Bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).

3.          (a)          Except as expressly set forth otherwise under this Agreement, each Creditor, severally and not jointly with the other Creditors, will not demand or receive from Borrower (and Borrower will not pay to such Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Creditor exercise any remedy with respect to the Collateral, nor will such Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower (“Enforcement Action”), for so long as any portion of the Senior Debt remains outstanding, unless, in each case, (i) an event of default shall have occurred and be continuing under any one or more agreements between and among a Creditor, the Borrower and/or any of their respective subsidiaries which would entitle such Creditor to take such action (each, a “Creditor Default”), (ii) such Creditor shall have provided the Lender written notice of the occurrence of each such Creditor Default and that it intends to take an Enforcement Action, specifically referencing this section and indicating what actions are contemplated (each, a “Creditor Enforcement Action Notice”), (iii) a period of at least 90 days shall have elapsed after the receipt by the Lender of the respective Creditor Enforcement Action Notice, (iv) Lender is not diligently pursuing an Enforcement Action pursuant to the Loan Agreement, and (v) no Insolvency Proceeding shall have been commenced.

(b)          Notwithstanding the foregoing, nothing under this Agreement shall restrict in any way (i) each Creditor’s right to receive shares of (and warrants exercisable for shares of) the Borrower’s common stock in satisfaction of principal, interest or other obligations owed to the Creditors, including but not limited to shares issuable upon conversion of the Subordinated Debt and exercise of other securities issued in connection therewith and satisfaction or settlement of other obligations of the Borrower to the Creditors, (ii) each Creditor’s right to seek specific performance of the Borrower’s obligation to issue shares of its common stock as described in preceding clause (i), and (iii) so long as each Creditor has provided Lender with at least 3 business days’ notice thereof (with a copy to the Borrower), each Creditor’s right to receive payment of cash interest, liquidated damages, buy-in compensation and other fees, expenses and amounts required to be paid pursuant to the Transaction Documents (including the warrants and registration rights agreement), in an amount not to exceed $1,500,000 in the aggregate for all Creditors pursuant to this clause (iii).

4.          Except to the extent permitted to be retained by Creditor under Section 3(b) of this Agreement, each Creditor shall promptly deliver to Lender in the form received (except for endorsement or assignment by such Creditor where required by Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.          In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors (each, an “Insolvency Proceeding”), these provisions shall remain in full force and effect, and Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to any Creditor.

6.          Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that such Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

7.          This Agreement shall remain effective for so long as the Lender has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Lender under the Loan Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditors, Lender may take such actions with respect to the Senior Debt as Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Lender’s rights hereunder.

8.          This Agreement shall bind any successors or assignees of a Creditor and shall benefit any successors or assigns of Lender. This Agreement is solely for the benefit of each Creditor and Lender and not for the benefit of Borrower or any other party. Each Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Lender makes a request of such Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

9.          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

10.         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be resolved by judicial reference pursuant to Code of Civil Procedure Section 638 et seq before a mutually acceptable referee or, if none is selected, then a referee chosen by the Presiding Judge of the California Superior Court for Santa Clara County, provided this provision shall not restrict any party from seeking to enforce any prejudgment remedies.

11.         This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. No Creditor is relying on any representations by Lender or Borrower in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by each Creditor and Lender.

12.         In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

13.         Borrower and Creditor each acknowledges, confirms and agrees that any Creditor Default or any default or event of default by Borrower under the Subordinated Debentures and/or any other document executed in connection therewith, including, without limitation, any stock purchase agreement, warrant agreement and/or registration rights agreement, or any failure by Borrower to register shares as required under any of the foregoing, shall constitute an immediate Event of Default (as such term is defined in the Loan Agreement) under the Loan Agreement, for which no grace period or notice requirement shall apply.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Lender”

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang

Name:	Ben Bang

Title:	Senior Counsel

“Borrower”

BAXANO SURGICAL, INC.

By:	/s/ Ken Reali

Name:	Ken Reali

Title:	President and Chief Executive Officer

[Creditor Signature Pages Follow]

[Signature Page to Subordination Agreement]

“Creditor”

Sabby Healthcare Volatility Master Fund, Ltd.

By: _________________, its General Partner

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

[Signature Page to Subordination Agreement]

“Creditor”

Sabby Volatility Warrant Master Fund, Ltd.

By: _________________, its General Partner

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

[Signature Page to Subordination Agreement]

“Creditor”

DAFNA LifeScience LP, DAFNA LifeScience Market Neutral LP, and DAFNA LifeScience Select

By: DAFNA Capital Management, its General Partner

By:	/s/ David Fischel

Name:	David Fischel

Title:	Principal

[Signature Page to Subordination Agreement]